UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A/A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant         ☒

Filed by a Party other than the Registrant         ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Winner Medical Group Inc.

(Name of Registrant as Specified In Its Charter)

   Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)Amount Previously Paid:

2)Form, Schedule or Registration Statement No.:

3)Filing Party:

4)Date Filed:

WINNER MEDICAL GROUP INC.

Notice Of Annual Meeting Of Stockholders

To Be Held On April 19, 2012

The Annual Meeting of the Stockholders of Winner Medical Group Inc. (the “Company”) will be held on April 19, 2012 at 10 a.m. local time at Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, the People’s Republic of China (the “PRC”) for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect five directors to hold office until the 2013 annual meeting of stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent auditors for the fiscal year ending September 30, 2012.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on February 17, 2012 (the “Record Date”) will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jianquan Li
Jianquan Li
Chairman

Shenzhen City, People's Republic of China

February 22, 2012

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

2

WINNER MEDICAL GROUP INC.

Winner Industrial Park, Bulong Road

Longhua, Shenzhen City, 518109

People’s Republic of China

(86) 755-28138888

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

Winner Medical Group Inc. (the “Company”) is furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by the board of directors of the Company (the “Board of Directors”) for use at the annual meeting of stockholders to be held on April 19, 2012 at 10 a.m. local time (together with any adjournments thereof, the “Annual Meeting”) at 4F, Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, Guangdong Province, China / Post Code: 518109. Only holders of the Company’s common stock as of the close of business on the Record Date (the “Stockholders”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 24,371,872 shares of common stock outstanding. An important notice regarding the availability of proxy materials for the Annual Meeting and the Company’s annual report for the year ended September 30, 2011 are available at www.proxyvote.com.

Voting for Stockholders of Record and Stockholders Who Hold Under “Street Name.” Before the annual meeting, Stockholders of record can appoint a proxy to vote your shares by following the instructions contained in the Notice of Internet Availability of Proxy Materials. You can do this by (i) using the Internet (http://www.proxyvote.com), (ii) calling the toll-free telephone number (1-800-690-6903) or, (iii) if you have a printed copy of the Company’s proxy materials, by completing, signing and dating the proxy card where indicated and mailing or otherwise returning the card to the Company prior to the beginning of the annual meeting. Voting using the Internet or telephone will be available until 11:59 p.m., Central Time, on April, 18, 2012. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Quorum. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether there is a quorum. Under Nevada law and the Company’s Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked, “Withhold,” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Voting Instructions and Revocation. All proxy cards received by the Company prior to the meeting that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received that does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this proxy statement and for the ratification of the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent auditors for the fiscal year ending September 30, 2012. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion. A Stockholder may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to Mr. Xiuyuan Fang, the secretary of the Company, at Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, the People’s Republic of China, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

Cost of Proxy. The proxy card accompanying this proxy statement is solicited by the Board of Directors. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

3

BOARD OF DIRECTORS

The name, age and year in which the term expires of each member of the Board of Directors of the Company is set forth below:

Name	Age	Position
Jianquan Li	57	Chief executive officer, president and chairman of the Board of Directors

Xiuyuan Fang	44	Chief financial officer, vice president, treasurer and director

Wenzhao Liang	42	Director

Lawrence Xiaoxia Pan	51	Director

Xuedong Wu	47	Director

At the Annual Meeting, the Stockholders will vote on the election of Messrs. Li, Fang, Liang, Pan and Wu as directors to serve for a one-year term until the annual meeting of stockholders in 2013 and until their successors are elected and qualified.. Each of the nominees listed in this proxy statement is a current director standing for re-election. The Board has determined that the following directors for fiscal 2012 are “independent” under the current rules of the Nasdaq Stock Market: Messrs. Liang, Pan and Wu.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

JIANQUAN LI – Mr. Li has served as the Company’s chief executive officer (“CEO”), president and on the Board of Directors since December 16, 2005. Mr. Li is the founder of the Winner group of companies and has served as its chairman of the Board of Directors (“Chairman”) and CEO since its establishment in 1991. Mr. Li has more than 30 years experience in the medical dressing industry, and is a graduate of the Hubei Foreign Trade University with a major in International Trade. As Chairman, Mr. Li oversees the implementation of the business plan of Winner Medical. Mr. Li brings his vision, leadership and extensive knowledge to the Board of Directors, all of which are essential in developing the Company’s strategic vision.

XIUYUAN FANG – Mr. Fang has been the Company’s chief financial officer, vice president and treasurer since December 16, 2005, and has served on the Board of Directors since January 7, 2006. Mr. Fang has been employed by the Winner group of companies since 1999 and as a vice president since 2001. Mr. Fang is a certified public accountant and has extensive experience in financial management, capital management and tax planning. He is responsible for the Company’s financial management and capital management programs, and graduated from Zhongnan University of Economics and Law. Mr. Fang is a CPA licensed through the Chinese Institute of Certified Public Accountants and has over 20 years of financial management, internal control and accounting management experience. Mr. Fang brings to the Board of Directors his many years of experience in financial management, internal control and accounting management.

WENZHAO LIANG – Mr. Wenzhao Liang has served on the Board of Directors since January 3, 2012. The Board of Directors has determined that Mr. Liang is an audit committee financial expert, as defined by the Rules of the Nasdaq Stock Market, and is ‘independent,’ as defined by the Rules of the Nasdaq Stock Market and the Rules of the Securities Exchange Act of 1934. Mr. Liang is one of the founders of Union Strength Business Consulting Co., Ltd. (“Union Strength”), which specializes in providing financial management, risk management and internal control services to clients in China and globally. Mr. Liang is experienced in working on U.S. GAAP, PRC GAAP and IFRS issues and providing GAAP conversion services to various PRC companies listed on overseas stock markets. In addition, Mr. Liang has consulted on internal control compliance (including Sarbanes Oxley reporting requirements) for more than 30 U.S.-listed PRC companies. Before founding Union Strength, Mr. Liang had been with one of the top accounting firms for ten years as a senior manager, working on numerous IPO audits, annual audits and financial advisory projects for mergers and acquisitions projects. Mr. Liang is a PRC licensed certified public accountant. Mr. Liang brings to the Board of Directors his experience in accounting and internal control compliance.

LAWRENCE XIAOXIA PAN – Mr. Lawrence Xiaoxia Pan has served on the Board of Directors since January 14, 2010. The Board of Directors has determined that Mr. Pan is ‘independent,’ as defined by the Rules of the Nasdaq Stock Market. Mr. Pan is the founding partner of China SageWater Capital Partners, and has invested in and advised Chinese companies that specialize in the mass consumption, retail, healthcare, high-end manufacturing and mining industries. He is also the former china chief representative and director for the Asia Pacific Region of NASDAQ, from 2004 until 2007. Mr. Pan has previously held senior positions in corporate finance and asset management at Morgan Stanley, providing advice to a variety of Chinese companies and banks seeking to access the U.S. capital markets. Mr. Pan has a B.S. and M.S. in Materials Science from Beijing Institute of Science and an EMBA in International Business from University of London and a Certificate in Financial Analysis from New York University. Mr. Pan brings to the Board of Directors his experience in operations and U.S. capital markets, which is important to the Company’s business operations, risk assessment and capital market decisions.

XUEDONG WU – Mr. Xuedong Wu has served on the Board of Directors since June 1, 2011. The Board of Directors has determined that Mr. Wu is ‘independent,’ as defined by the Rules of the Nasdaq Stock Market. Mr. Wu is the vice president of BMI Funds Management Ltd., a financial advisory company based in Hong Kong, and was the chief consultant to FLYKE International Holdings Ltd. (HK Ticker: 1998). Previously, Mr. Wu served as an executive director for Shenzhen Corppal Consultants Co., Ltd., which specialized in advising companies on overseas listings and mergers and acquisitions projects. Mr. Wu also has experience in the e-commerce and retail space, having served with an internet educational resource provider and with Shenzhen Space Financial Tech Co., Ltd. and CATIC Computer Co., Ltd., both software development companies. Mr. Wu brings to the Board of Directors his experience in e-commerce and retail business and knowledge of financial markets.

4

DIRECTOR NOMINATION

Criteria for Board Membership. In recommending candidates for appointment or re-election to the Board, the nominating committee of the Board of Directors (the “Nominating Committee”) considers the appropriate balance of experience, skills and characteristics required to be a member of the Board of Directors. It seeks to ensure that a majority of the directors are independent under the rules of the Nasdaq Stock Market, that members of the audit committee of the Board of Directors (the “Audit Committee”) meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market and that at least one member of the Board qualifies as an “audit committee financial expert” under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission (the “SEC”). Nominees for director are recommended on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to board duties.

Process for Identifying and Evaluating Nominees. The Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for membership to the Board of Directors, the Nominating Committee will renominate incumbent directors who continue to be qualified for service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board of Directors, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board of Directors. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend that this candidate be appointed to fill a current vacancy by the Board of Directors or presented for the approval of the stockholders, as appropriate.

Stockholder Nominees. The Nominating Committee will consider suggestions from stockholders regarding possible director candidates for election at the annual meeting to be held in 2013. Any such nominations should be submitted to the Nominating Committee, c/o Mr. Xiuyuan Fang, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualifications of the nominee. The aforementioned information should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2013 Annual Meeting” below. Each director nominated in this Proxy was recommended for election by the Nominating Committee and by the Board of Directors. The Board of Directors did not receive any notice of a Board of Directors nominee recommendation in connection with this Proxy Statement from any security holder. The Company has never received a proposal from a stockholder to nominate a director.

BOARD LEADERSHIP STRUCTURE

The Company’s Bylaws do not prohibit the chairman of the Board of Directors from being the chief executive officer at the same time. Mr. Li is currently the chairman of the Board of Directors and the chief executive officer of the Company. The Company believes that there are a wide array of leadership structures that could apply to different business models and that every company should be afforded the opportunity to determine the ideal structure for its board leadership, which leadership structure may change over time. The Company’s leadership structure of a combined role of chief executive officer and chairman of the Board of Directors has proven extremely effective for it historically in the areas of performance and corporate governance, among others. The Company does not have a lead independent director. The Company, in consideration of the size of the Board of Directors and the presence of three independent directors who constitute a majority, believes that it is not necessary to appoint a lead independent director. The Board of Directors has determined that its current structure is in the best interests of the Company and its stockholders. The Company believes the independent nature of the Audit Committee, the executive compensation committee of the Board of Directors (the “Compensation Committee”) and the Nominating Committee also ensures that the Board of Directors maintains a level of independent oversight of management that is appropriate for the Company. The Board of Directors will review from time to time the appropriateness of its leadership structure and implement any changes it may deem necessary.

RISK OVERSIGHT

The Board of Directors has the ultimate oversight responsibility for the risk management process. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company. While the ultimate risk oversight rests with the Board of Directors, various committees of the Board of Directors also have responsibility for risk management. For example, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management, and risks related to the compensation programs are reviewed by the Compensation Committee. The Board of Directors is advised by its committees of significant risks and management’s response via periodic updates.

5

DIRECTOR COMPENSATION

Under the terms of the independent directors’ contracts with each independent director for fiscal 2012, Mr. Liang is entitled to $30,000, Mr. Pan is entitled to $50,000 and Mr. Wu is entitled to $50,000 as compensation for the services to be provided by them as our independent directors and as chairpersons of various board committees, as applicable. Dr. Horngjon Shieh, who resigned as a director effective from May 20, 2011, was entitled to $15,000, as prorated according to his term of service for fiscal 2011. Mr. Larry Goldman, who resigned as a director effective from December 28, 2011, was entitled to $50,000 for fiscal 2011 and as prorated according to his term of service for fiscal 2012.

The following table summarizes director compensation during the fiscal year 2011.

	Fees Earned or Paid in Cash
Name	Audit Committee	Nomination Committee	Compensation Committee	Total
Jianquan Li*
Xiuyuan Fang*
Larry Goldman	$40,000	$5,000	$5,000	$50,000
Lawrence Xiaoxia Pan	$5,000	$40,000	$5,000	$50,000
Horngjon Shieh**	$3,333	$3,333	$3,333	$10,000
Xuedong Wu***	$1,667	$1,667	$13,333	$16,667

*	None of the employee directors received additional compensation solely as a result of his position as a director.
**	Dr. Shieh resigned on May 20, 2011.
***	Mr. Wu was appointed on June 1, 2011.

Under the terms of the directors individual indemnification agreements, we agreed to indemnify the independent directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the independent directors in connection with any proceeding if the independent director acted in good faith and in the best interests of our company.

BOARD MEETINGS AND COMMITTEES

The Board of Directors has standing audit, compensation and nominating committees. The Board of Directors met by conference call four times during fiscal 2011 and the Audit Committee met four times during fiscal 2011. The Nominating Committee and the Compensation Committee each met by conference call one time during fiscal 2011. Each member of the board of directors attended 75% or more of the aggregate number of board meetings, and meetings of each committee on which such director served, during the dates on which he served. The Company has a policy of encouraging all directors to attend annual meetings of the stock holders of the Company, and one director attended last year’s meeting.

Audit Committee. At the beginning of fiscal 2011, the Audit Committee consisted of Messrs. Goldman, as chairman, and Pan and Dr. Shieh. Mr. Wu has been a member of the Audit Committee since June 1, 2011, in replacement of Dr. Shieh, and Mr. Liang has been a member and chairman since January 3, 2012, in replacement of Mr. Goldman. The Board of Directors has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market, and each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that Mr. Liang qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The Audit Committee reviews and monitors the Company’s internal controls, financial reports and accounting practices, as well as the scope and extent of the audits performed by both the independent and internal auditors, reviews the nature and scope of our internal audit program and the results of internal audits and meets with the independent auditors. The Audit Committee operates under a written charter that is available at http://winnermedical.investorroom.com/index.php?s=116.

Compensation Committee. At the beginning of fiscal 2011, the Compensation Committee consisted of Dr. Shieh, as chairman, Messrs. Goldman and Pan. Mr. Wu has been a member and chairman of the Compensation Committee since June 1, 2011, in replacement of Dr. Shieh, and Mr. Liang has been a member since January 3, 2012, in replacement of Mr. Goldman. The Board of Directors has determined that all members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee oversees the Company’s compensation and employee benefit plans and practices and produces a report on executive compensation. The Compensation Committee operates under a written charter that is available at http://winnermedical.investorroom.com/index.php?s=116.

6

Nominating Committee. At the beginning of fiscal 2011, the Nominating Committee consisted Mr. Pan, as chairman, Dr. Shieh and Mr. Goldman. Mr. Wu has been a member of the nominating and governance committee since June 1, 2011, in replacement of Dr. Shieh, and Mr. Liang has been a member since January 3, 2012, in replacement of Mr. Goldman. The Board has determined that all members of the Nominating Committee are independent directors under the rules of the Nasdaq Stock Market. The primary purpose of the Nominating Committee is to identify and to recommend to the board individuals qualified to serve as directors and to serve on committees of the Board of Directors, advise the Board of Directors with respect to board composition, procedures and committees, develop and recommend to the Board of Directors a set of corporate governance principles and applicable guidelines and oversee the evaluation of the Board of Directors and the Company’s management team. The Nominating Committee operates under a written charter that is available at http://winnermedical.investorroom.com/index.php?s=116.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Wu, Pan, Liang and Goldman or Dr. Shieh is or has been an executive officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during fiscal 2011.

COMMUNICATIONS WITH DIRECTORS

Stockholders interested in communicating directly with the Company’s directors may send an e-mail to askboard@winnermedical.com. These communications will be reviewed by one or more employees of the Company designated by the Board of Directors, who will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that deals with the functions of the Board of Directors or its committees, or that such designees otherwise determine requires the attention of the Board of Directors. Directors may at any time review all of the correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

CODE OF CONDUCT AND ETHICS

The Company has adopted a code of conduct and ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer and controller. This code of conduct and ethics was filed as Exhibit 14.1 to our current report on Form 8-K filed on May 11, 2006 with the SEC.

SECURITY OWNERSHIP OF DIRECTORS AND

OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of September 30, 2011: (i) by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock; (ii) by each of the Company’s officers and directors; and (iii) by all of the Company’s officers and directors as a group.

Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership[1]	Percent of Class[2]
Jianquan Li & Ping Tse[3] 6-15D, Donghai Garden, Futian District, Shenzhen, China	CEO, President and Director	18,017,764	74.64%
Xiuyuan Fang Room 5B Building 2 Jun’an Garden, Futian District, Shenzhen City, Guangdong Province, China	CFO, Vice President, Treasurer and Director	241,631	1.00%
Larry Goldman 5 Victory Road, Suffern, NY 10901	Director	0	*
Lawrence Xiaoxia Pan 19 Bristol Road, North Brunswick, NJ08902	Director	0	*
Dr. Horngjon Shieh Flat 37B, Tower 3 The Victoria Towers 188 Canton Road, TST Kowloon, Hong Kong	Director	0	*
Xuedong Wu Flat 18-B, Building 7 Xiangsimeishuyuan Garden Futian District, Shenzhen City, Guangdong Province, China	Director	0	*
Nianfu Huo Hai Yi Wan Pan, No. 333 Jin Tang Road, Tang Jia Wan Zhuhai, China 519000	Senior vice president and chairman of supervisory board of Winner Group Limited	87,262	0.39%
All officers and directors as a group		18,161,752	74.74%

7

*	Less than 1%
1	Beneficial Ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Company’s common stock.
2	A total of 24,140,247 shares of the Company’s Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of September 30, 2011. For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.
3	Mr. Li and his wife, Ping Tse, hold a total of 18,017,764 shares of the Company’s Common Stock. Mr. Li disclaims the power to vote and dispose of the 4,510,565 shares of the Company’s Common Stock to Ping Tse. As such, Mr. Li owns 13,507,199 shares of the Company’s Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the years ended September 30, 2011 and 2010, the Company sold goods to L+L Healthcare Hubei Co., Ltd., “L+L,” for $257,835, and $676, respectively. During the years ended September 30, 2011 and 2010, the Company purchased goods from L+L for US$142,444 and US$76,675, respectively and received dividends from L+L for $200,000 and $Nil, respectively. As of September 30, 2011 and 2010, amounts due to L+L were $Nil and $20,363 respectively. As of September 30, 2011 and 2010, amounts due from L+L were $119,368 and $248, respectively.

During the year ended September 30, 2011 and 2010, the Company sold goods to Chengdu Winner Likang Medical Appliance Co., Ltd. (“Winner Chengdu”), an equity investee, for $87,439 and $28,848, and purchased goods from it for $90,296 and $94,271, respectively. As of September 30, 2011 and 2010, amounts due to Winner Chengdu were $Nil and $37,975, respectively; and amounts due from Winner Chengdu were $38,411 and $751, respectively.

The amounts due from/to the above affiliated companies are unsecured, interest free and payable according to the trading credit terms.

Mr. Li entered into agreements with the Company in relation to commodity derivatives trading activities. The shortfall of the restricted broker margin account balances maintained for the commodity derivatives trading activities between January 1, 2011 and September 30, 2011 was US$1,718,031 (or RMB 10,917,915). This shortfall had been fully compensated by way of cash payment from Mr. Li to the Company accounts as recorded on September 30, 2011. Further details can be found in the section “Business–Raw Materials and Manufacturing” of the Company’s Annual Report on Form 10-K, and as amended on Form 10-K/A, as filed with the SEC on November 30, 2011 and December 2, 2011, respectively.

The Company’s independent directors approve the related party transactions based on their fiduciary duties under Nevada state law and based on the best interest of the company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the “Exchange Act”, and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that, during fiscal year 2011, such SEC filing requirements were satisfied.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the following section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

COMPENSATION COMMITTEE

Xuedong Wu (chairman), Lawrence Xiaoxia Pan and Wenzhao Liang

Compensation Discussion and Analysis

The primary goals of the Compensation Committee with respect to executive compensation are to attract and retain highly talented and dedicated executives and to align executives’ incentives with stockholder value creation. The Compensation Committee evaluates individual executive’s work experience, time and involvement in the Company, position and personal performance, all with a goal to setting compensation levels that are comparable with executives at companies that are of the same size and stage of development and operate in the same area and industry.

8

The Compensation Committee will conduct an annual review of the aggregate level of the Company’s executive compensation, as well as the mix of elements used to compensate the Company’s executive officers. The Company compares compensation levels with amounts currently being paid to executives at similar companies in the same area and the same industry. Most importantly, the Company compares compensation levels with local practices in China. The Company believes that its compensation levels are competitive with local conditions.

The Compensation Committee seeks input from the Company’s chief executive officer when discussing the performance of, and compensation levels for, executives other than such persons. None of the Company’s executives participate in deliberations relating to his own compensation. In particular, the Compensation Committee seeks input in assessing the performance of individual executive officers, assessing competitive conditions in the market for retaining key employees and establishing the Company’s business goals and financial objectives, which are used by the Compensation Committee in setting compensation levels.

Elements of compensation. The Company’s executive compensation consists of the following elements:

•	Base Salary. Base salaries for the Company’s executives are established to be amounts of compensation that are similar to those paid by other companies to executives in similar positions and with similar responsibilities. Base salaries are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The compensation committee established a salary structure to determine base salaries and is responsible for initially setting executive officer compensation in employment arrangements with each individual. The base salary amounts are intended to reflect the Company’s philosophy that the base salary should attract experienced individuals who will contribute to the success of the Company’s business goals and represent cash compensation that is commensurate with the compensation of individuals at similarly situated companies. The Company’s structure includes a basic annual salary amount for each category of directors and officers. Individuals then receive a salary enhancement in connection with their position. Finally, the initial base salary is increased by a “household subsidy” which represents a living allowance.

•	Discretionary Annual Bonus. The compensation committee has the authority to award discretionary annual bonuses to the Company’s executive officers. Bonuses are intended to compensate officers for achieving financial and operational goals, and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as the accomplishment of the planned target of the sales revenue, the net profit, and the asset turnover rate. In addition, except CEO, other executive officers’ annual bonuses are also dependent upon the performance measurement score of the departments that he/she is charge of. The bonus targets are set in a reasonable level, and the Compensation Committee believes that a majority of the executive officers could achieve these targets. The actual amount of discretionary bonus is determined following a review of each executive’s individual performance and contribution to the Company’s strategic goals conducted during the first quarter of the next fiscal year following the year subject to review. For example, in fiscal year 2011, the Company’s CEO, Mr. Jianquan Li, was awarded a bonus of $27,080 (RMB176,535), and the Company’s CFO, Mr. Xiuyuan Fang, was awarded a bonus of $7,582 (RMB49,425).

•	Equity Incentive Plan. The Company’s 2006 Equity Incentive Plan, the “2006 Plan”, was initially adopted by the Company’s Board of Directors in April 2006 and approved by the Company’s stockholders in April 2006. The 2006 Plan provides for the grant to the Company’s employees, directors, consultants and advisors of stock options, stock appreciation rights and stock awards, including restricted stock, performance grants, stock bonuses and other similar types of awards, including other awards under which recipients are not required to pay any purchase or exercise price, such as phantom stock rights. All equity awards granted under the Plan will be granted with respect to shares of the Company’s common stock.

On October 7, 2007, the Company’s Board of Directors approved certain amendments to the 2006 Plan. Among other things, the 2006 Plan was amended to:

•	clarify that, in the event the Company experiences a change of control of the Company, the Board or a committee of the Board may (i) provide for the assumption or substitution of or adjustment to each outstanding award, (ii) accelerate the vesting of options and terminate any restrictions on stock awards, and/or (iii) provide for termination of awards as a result of the change in control on such terms as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the participant;

•	clarify that, in the event of a proposed dissolution or liquidation of the Company, unless otherwise determined by the administrator, all outstanding awards will terminate immediately prior to such transaction; and

•	provide that the administrator may permit participants under the 2006 Plan to defer compensation payable under the terms of a written award agreement, so long as each such deferral arrangement complies with Section 409A of the U.S. Internal Revenue Code.

9

On October 7, 2007, the Company’s Board of Directors also approved the 2008-2009 Restricted Stock Unit Incentive Plan, the “2008-2009 Plan”, an equity incentive compensation program for fiscal years 2008 and 2009 that is a sub-plan of the Company’s 2006 Plan.

Eligible participants under the 2008-2009 Plan are directors who are employees of the Company, and the Company’s senior management and key employees as designated by the Company’s Chief Executive Officer or the Company’s Board of Directors. All equity awards to participants in the 2008-2009 Plan will be restricted stock unit awards, where a participant will be eligible to receive one share of the Company’s common stock for each restricted stock unit that vests upon the achievement of corporate and individual objectives and such participant’s continued employment as of the applicable vesting date.

The material terms of the 2008-2009 Plan include the following.

•	The maximum number of restricted stock units available for issuance under the 2008-2009 Plan was 1,200,000 units. The 1,200,000 units became 600,000 units as a result of 1-for-2 reverse stock split in October 2009. The shares of the Company’s common stock issuable upon vesting of the restricted stock units would be issued from the Company’s 2006 Plan.

•	The Company’s Board of Directors has established the target corporate net income and annual sales objectives for each of fiscal years 2008 and 2009, and each participant’s individual performance objectives have been set by the Company’s Chief Executive Officer. The Company’s Board of Directors or the Compensation Committee of the Company’s Board will certify the satisfaction of each target.

•	On each of October 7, 2010 and October 7, 2011, a participant is eligible to vest in up to 50% of the total number of restricted stock units underlying an award. 25% of the potential vesting at each vesting date is tied to satisfaction of each of the target corporate net income and annual sales objectives, respectively, and 50% of the potential vesting is tied to achievement of a participant’s individual performance objectives. On each of October 7, 2010 and 2011, under the 2008-2009 Restricted Stock Unit Incentive Plan, the Company vested its 179,507 and 231,625 units of restricted stock, which reflected 1-for-2 reverse stock split, to 85 and 83 eligible participants who were employees of the Company and the Company’s senior management and key employees, as designated by the Company’s Chief Executive Officer under authority of the Company’s Board of Directors, respectively.

The Company’s Board of Directors also approved the following restricted stock unit awards which reflected 1-for-2 reverse stock split to certain executives on October 7, 2007 and October 15, 2008:

Name and Principal Position	Restricted Stock Unit Award in 2007 (shares)	Restricted Stock Unit Award in 2007 ($)[1]	Restricted Stock Unit Award in 2008 (shares)	Restricted Stock Unit Award in 2008 ($)[2]
Jianquan Li, President, Chief Executive Officer and Director	$20,000	$72,000	0	0
Xiuyuan Fang, Chief Financial Officer, Vice President, Director and Treasurer	$20,000	$72,000	5,000	$2,500
Nianfu Huo, Senior Vice President, Director and Chairman of Supervisory Board of Winner Group Limited	$20,000	$72,000	0	0

[1]	Estimated value of award as of grant date is based on the last sale price of the Company’s common stock as quoted on the NASDAQ.com as of October 5, 2007, which was $3.60 per share, and assumes that the individual achieves 100% of the applicable corporate and individual objectives set forth in the award.

[2]	Estimated value of award as of grant date is based on the last sale price of the Company’s common stock as quoted on the NASDAQ.com as of October 15, 2008 which was $0.50 per share, and assumes that the individual achieves 100% of the applicable corporate and individual objectives set forth in the award.

On September 8, 2009, the Company’s Board of Directors also approved the 2010-2011 Restricted Stock Unit Incentive Plan, the “2010-2011 Plan”, an equity incentive compensation program for fiscal years 2010 and 2011 that is a sub-plan of the Company’s 2006 Plan.

Eligible participants under the 2010-2011 Plan are directors who are employees of the Company, and the Company’s senior management and key employees as designated by the Company’s Chief Executive Officer or the Company’s Board of Directors. All equity awards to participants in the 2010-2011 Plan will be restricted stock unit awards, where a participant will be eligible to receive one share of the Company’s common stock for each restricted stock unit that vests upon the achievement of corporate and individual objectives and such participant’s continued employment as of the applicable vesting date.

10

The material terms of the 2010-2011 Plan include the following.

•	The maximum number of restricted stock units that will be available for issuance under the 2010-2011 Plan is 600,000 units. The 600,000 units became 300,000 units after the reverse stock split. The shares of the Company’s common stock issuable upon vesting of the restricted stock units will be issued from the Company’s 2006 Plan.

•	The Company’s Board of Directors has established the target corporate net income and annual sales objectives for each of fiscal years 2010 and 2011, and each participant’s individual performance objectives have been set by the Company’s Chief Executive Officer. The Company’s Board of Directors or the Compensation Committee of the Company’s Board will certify the satisfaction of each target.

•	On each of September 8, 2012 and September 8, 2013, a participant is eligible to vest in up to 50% of the total number of restricted stock units underlying an award. 25% of the potential vesting at each vesting date is tied to satisfaction of each of the target corporate net income and annual sales objectives, respectively, and 50% of the potential vesting is tied to achievement of a participant’s individual performance objectives.

The Company’s Board of Directors also approved the following restricted stock unit awards which reflected 1-for-2 reverse stock split to certain executives on September 8, 2009 and September 28, 2010.

Name and Principal Position	Restricted Stock Unit Award in 2009 (shares)	Restricted Stock Unit Award in 2009 ($)[1]	Restricted Stock Unit Award in 2010 (shares)	Restricted Stock Unit Award in 2010 ($)[2]
Jianquan Li, President, Chief Executive Officer and Director	10,000	44,000	0	0
Xiuyuan Fang, Chief Financial Officer, Vice President, Director and Treasurer	10,000	44,000	0	0
Nianfu Huo, Senior Vice President, Director and Chairman of the Supervisory Board of Winner Group Limited	2,500	11,000	1,000	$4,560

[1]	Estimated value of award as of grant date is based on the last sale price of the Company’s common stock as quoted on the NASDAQ.com as of September 8, 2009, which was $4.40 per share, and assumes that the individual achieves 100% of the applicable corporate and individual objectives set forth in the award.

[2]	Estimated value of award as of grant date is based on the last sale price of the Company’s common stock as quoted on the NASDAQ.com as of September 28, 2010, which was $4.56 per share, and assumes that the individual achieves 100% of the applicable corporate and individual objectives set forth in the award.

On October 6, 2010, the Company’s Board of Directors also approved the 2011-2013 Restricted Stock Unit Incentive Plan, the “2011-2013 Plan”, an equity incentive compensation program for fiscal years 2011, 2012 and 2013 that is a sub-plan of the Company’s 2006 Plan.

Eligible participants under the 2011-2013 Plan are directors who are employees to core management in Shenzhen PurCotton Technology Co., Ltd. and the Company’s senior management and key employees as designated by the Company’s Chief Executive Officer or the Company’s Board of Directors. No stocks were granted to Mr. Jianquan Li, Mr. Xiuyuan Fang and Mr. Nianfu Huo under the 2011-2013 Plan. All equity awards to participants in the 2011-2013 Plan will be restricted stock unit awards, where a participant will be eligible to receive one share of the Company’s common stock for each restricted stock unit that vests upon the achievement of corporate and individual objectives and such participant’s continued employment as of the applicable vesting date.

The material terms of the 2011-2013 Plan include the following.

•	The maximum number of restricted stock units that will be available for issuance under the 2011-13 Plan is 500,000 units, which reflected 1-for-2 reverse stock split. On the date of approval of the 2011-2013 Plan, the Board granted 300,000 units to certain participants in the plan. The remaining 200,000 units are reserved for grants to new key employees or to existing employees of the Company who have made significant contributions. The shares of the Company’s common stock issuable upon vesting of the restricted stock units will be issued from our 2006 Plan.

•	The Company’s Board of Directors has established the target corporate net income and annual sales objectives for each of fiscal years 2011, 2012 and 2013, and each participant’s individual performance objectives have been set by the Company’s Chief Executive Officer. The Company’s Board of Directors or the Compensation Committee of the Company’s Board will certify the satisfaction of each target.

•	No award to a participant under the 2011-2013 Plan may exceed 1% of the Company’s outstanding capital stock as of the date of grant.

•	The 2011-2013 Plan expires the earlier of four years of the date of approval or the effective date of termination of the 2006 Plan.

11

•	The Board has established target corporate net income and annual sales objectives for Shenzhen PurCotton for the fiscal years 2011, 2012 and 2013. In addition, each participant will be given a personal performance target as set by the Company’s Chief Executive Officer.

•	On each of October 6, 2012, October 6, 2013 and October 6, 2014, a participant will be eligible to vest up to 1/3 of the total number of restricted stock units underlying an award. The percentage of such vesting is individually predetermined and tied to satisfaction of the target corporate net income and annual sales objectives, as well as attainment of each participant’s personal performance targets. The Board or the Compensation Committee of the Board will certify the satisfaction of each target.

On November 3, 2011, the Company’s board or directors approved the 2012-13 Equity Incentive Plan (the “2012-13 Plan”), an incentive compensation program for fiscal years 2012 and 2013 that is a sub-plan of the Company’s 2006 Plan.

Eligible participants under the 2012-13 Plan are employee directors, senior management and other key employees of the Company. All awards to participants in the 2012-13 Plan will be “restricted stock unit awards,” consisting of a stock unit as provided in the 2006 Plan, and/or “option awards,” consisting of a nonqualified stock option as provided in the 2006 Plan. The 2012-13 Plan expires the earlier of four years of the date of approval or the effective date of termination of the 2006 Plan. Other material terms of the 2012-13 Plan include the following.

Restricted Stock Units

•	The maximum number of units from restricted stock units that will be available for issuance under the 2012-13 Plan is 530,000 units. Each participant will be eligible to receive one share of the Company’s common stock, which will be issued from the Company’s 2006 Plan, for each restricted stock unit that vests upon the achievement of corporate and individual objectives and such participant’s continued employment as of the applicable vesting date.

•	On each of November 3, 2014 and November 3, 2015, a participant will be eligible to vest up to 1/2 of the total number of restricted stock units underlying an award. The percentage of such vesting is individually predetermined and tied to satisfaction of the target corporate net income and annual sales objectives, as well as attainment of each participant’s personal performance targets.

Options

•	Each participant will be eligible to purchase one share of the Company’s common stock, and the maximum number of shares from options that will be available for issuance will be 1,700,000.

•	On each of November 3, 2012, November 3, 2013, November 3, 2014 and November 3, 2015, a participant will be eligible to vest up to 1/4 of the total number of option awards. The percentage of such vesting is individually predetermined and tied to satisfaction of the target corporate net income and annual sales objectives, as well as attainment of each participant’s personal performance targets.

•	Each option award that is vested will expire two (2) years after its vesting date.

•	The per share exercise price of an option award will be determined by the administrator of the plan when the option award is granted, and shall in no event be less than 100% of the per share fair market value of the shares subject to such option on the date of grant of such option award.

Name and Principal Position	Restricted Stock Unit Award in 2011 (shares)	Restricted Stock Unit Award in 2011 ($)[1]	Stock Options Award in 2011 (shares)	Exercise Price of Stock Options 2011 ($)[2]
Jianquan Li, President, Chief Executive Officer and Director	0	0	350,000	1,183,000
Xiuyuan Fang, Chief Financial Officer, Vice President, Director and Treasurer	6,000	18, 180	200,000	616,000
Nianfu Huo, Senior Vice President, Director and Chairman of the Supervisory Board of Winner Group Limited	10,000	$30,500	0	0

1	The estimated value of award as of grant date is based on the last sale price of the Company’s common stock as quoted on the NASDAQ.com as of November 3, 2011, which was $3.03 per share, and assumes that the individual achieves 100% of the applicable corporate and individual objectives set forth in the award.
2	The exercise price of stock options as of grant date may not be less than 100% of the per share Fair Market Value of the shares subject to such option on the date of grant of such option; the exercise price for a ten percent stockholder will not be less than 110% of per share Fair Market Value of the shares on the date of such grant. The grant date of stock options was November 3, 2011 and the close price of the Company’s common stock on November 3, 2011 was $3.03. The exercise price for Mr. Jianquan Li stock options is $3.38. For all other participants, the exercise price is $3.08.

12

•	Other Compensation. Other than the annual salary for the Company’s executive officers, the bonus that may be awarded to executive officers at the discretion of the Compensation Committee and arrangements with executive officers for the use of a Company car, and the household subsidies referred to above, the Company does not have any other benefits and perquisites for its executive officers. However, the Compensation Committee in its discretion may provide benefits and perquisites to these executive officers if it deems it advisable.

Employment contracts and termination of employment

All of the Company’s executive officers have executed standard employment agreements with the Company, which are governed under Chinese law. Other than the amount of compensation, the terms and conditions of the employment agreements with the executive officers are substantially the same as those of the Company’s standard employment agreements with non-executive employees. The Company’s standard employment agreements are for a fixed period of three years and may be renewed upon notice from the employee and consent of the Company. The Company may terminate an employment agreement upon thirty days’ notice if an employee is not suitable for the job due to medical or other reasons. An employee may terminate his or her employment agreement without cause upon one month’s notice. The compensation stated in the agreement is the basic salary, and it is subject to adjustment on an annual basis.

Jianquan Li, the Company’s chief executive officer and president’s employment agreement became effective as of January 1, 2011. The agreement is for a term of three years. Mr. Li is receiving an annual salary of approximately $135,000 under the agreement during the fiscal year ended September 30, 2011.

Xiuyuan Fang, the Company’s chief financial officer, vice president and treasurer’s employment agreement became effective as of January 1, 2011. The agreement is for a term of three years. Mr. Fang is receiving an annual salary of approximately $84,000 under the agreement during the fiscal year ended September 30, 2011.

Summary Compensation Table

The following table sets forth information regarding compensation for the fiscal year ended September 30, 2011 received by the individual who served as the Company’s chief executive officer as well as one individual who served as the Company’s Chief Financial Officer, “Named Executive Officers.” The total compensation of other executive officers did not exceed $100,000 per year.

Name And Principal Position	Year	Salary[1]	Bonus[1]	Stock Awards[3]	Total[1]
Jianquan Li,	2011	$134,592	$27,080	27,000	$188,672
CEO, President	2010	$130,239	$27,824	0	$158,063
and Director	2009	$113,547	$46,477	0	$160,024
Xiuyuan Fang,
CFO, Vice	2011	$83,668	$7,582	27,938	$119,188
President, Director,	2010	$74,396	$7,376	0	$81,772
and Treasurer	2009	$63,017	$16,301	0	$79,318

1	Salary and bonus amounts and total compensation are reported in U.S. dollars.

2	During fiscal year 2011, the executive officers of the Company were not granted any perquisites or other personal benefits.

3	Stock awards amounts represented stock units vested during the year which were computed by the grant date fair value (which was $27,000 for Mr. Jianquan Li and 27,938 for Mr. Xiuyuan Fang) in accordance with FASB ASC 718.

Option Exercises and Stock Vested.

On October 7, 2010, under 2008-2009 Plan, the Company issued 7,500 and 9,375 shares of the Company’s common stock to Jianquan Li and Xiuyuan Fang, representing vesting of the first 50% of the total number of restricted stock awarded. None of the Company’s executive officers exercised any options under that plan during the fiscal year 2011 and 2010. Mr. Jianquan Li, the Company’s CEO sold his 2,000 restricted stocks on August 29, 2011. Following the sales, Mr. Jianquan Li’s beneficial share number is 18,017,764 on September 30, 2011.

13

Outstanding equity awards at fiscal year-end.

The following table provides information for each of our Named Executive Officers regarding outstanding stock options and unvested stock awards held by the officers as of September 30, 2011. Market values are presented as of September 30, 2011 (based on the closing price of the Company’s stock on that date of $3.17 on September 30, 2011) for outstanding stock awards, which include fiscal year 2011 grants and prior-year grants. The accumulated equity holdings reflect our long-term incentive structure.

	Stock Awards
	Equity Incentive Plan Awards
Name	Number of unearned shares, units or other rights that have not vested (#)		Market or payout value of unearned shares, units or other rights that have not vested ($)
Jianquan Li, CEO, president and director	18,750	[1]	59,438
Xiuyuan Fang, CFO, vice president, director and treasurer	21,250	[2]	67,363

1	Includes 10,000 RSUs that vested on October 8, 2011, 5,000 RSUs that will vest on September 8, 2012 and 3,750 RSUs that will vest on September 8, 2013.
2	Includes 12,500 RSUs that vested on October 8, 2011, 5,000 RSUs that will vest on September 8, 2012 and 3,750 RSUs that will vest on September 8, 2013.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent accountants. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for 2011, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended September 30, 2011 with the Company’s management and the independent accountants;

•	discussed with BDO Limited (Hong Kong) (“BDO Limited”), the Company’s independent auditors at that time, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•	reviewed the written disclosures and the letter from BDO Limited required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by BDO Limited are compatible with maintaining their independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 as filed with the SEC; and

•	instructed the independent auditors that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

Larry Goldman (chairman), Lawrence Xiaoxia Pan and Dr. Horngjon Shieh

Audit Committee’s Pre-Approval Policy

During the fiscal year ended September 30, 2011, the Audit Committee of the Board of Directors adopted policies and procedures for the pre-approval of all audit and non-audit services to be provided by the Company’s independent auditor and for the prohibition of certain services from being provided by the independent auditor. The Company may not engage the Company’s independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent auditor during the fiscal year. At the time such pre-approval is granted, the Audit Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. For any pre-approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. During the fiscal year ended September 30, 2011, we did not hire our independent auditor for any non-audit services.

Principal Accountant Fees and Services

Audit Fees. The fees in 2011 and 2010 for performing the audit of the Company’s financial statements included in the Company’s Annual Reports on Form 10-K during the fiscal years ended September 30, 2011 and 2010 were approximately $126,000 and $180,000, respectively. The fees relating to the review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q during the fiscal years ended September 30, 2011 and 2010 were approximately $111,000 and $99,000, respectively. The fee in conjunction with the Registration Statement and issuance of a related “comfort letter” during 2010 was $38,000.

The fees in 2011 and 2010 for audit-related services for the fiscal years ended September 30, 2011 and 2010 were approximately $Nil and $Nil, respectively.

14

Tax Fees. Tax fees in the fiscal years ended September 30, 2011 and 2010 for tax services were $Nil and $Nil respectively.

All Other Fees. The Company’s independent auditor did not provide any services other than as described above under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees” during the fiscal year ended September 30, 2011 and 2010.

Policy on Pre-Approval of Services. The Company’s Board of Directors pre-approved all auditing services and non-audit services to be performed by the independent auditors during the fiscal year ended September 30, 2011.

15

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of five directors to serve for a one-year term until the 2013 annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors has unanimously approved the nomination of Jianquan Li, Xiuyuan Fang, Wenzhao Liang, Lawrence Xiaoxia Pan and Xuedong Wu for election to the Board of Directors. The nominees have indicated that they are willing and able to serve as directors. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “for” the election of Jianquan Li, Xiuyuan Fang, Wenzhao Liang, Lawrence Xiaoxia Pan and Xuedong Wu as directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Jianquan Li, Xiuyuan Fang, Wenzhao Liang, Lawrence Xiaoxia Pan and Xuedong Wu.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS

At the Annual Meeting, the stockholders will be asked to ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent auditors for the fiscal year ending September 30, 2012. Representatives of BDO China Shu Lun Pan Certified Public Accountants LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “for” the ratification of the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent auditors for the fiscal year ending September 30, 2012.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the proxy statement of the Board of Directors for the 2013 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, People's Republic of China, on or before October 14, 2012. In addition, if the Company is not notified by the secretary of the Company of a proposal to be brought before the 2013 Annual Meeting by a stockholder on or before January 1, 2013, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

16

By Order of the Board of Directors

Jianquan Li Chairman

Shenzhen, People's Republic of China

February 22, 2012

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

17

BROADRIDGE CORPORATE ISSUER SOLUTIONS
1717 ARCH STREET, SUITE 1300
PHILADELPHIA, PA 19103

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40942-P20158 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WINNER MEDICAL GROUP INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jianquan Li
02) Xiuyuan Fang
03) Wenzhao Liang
04) Lawrence Xiaoxia Pan
05) Xuedong Wu

The Board of Directors recommends you vote FOR the following Proposal:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date